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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Terra Industries Inc. on Form S-4 of our reports dated February 1, 1995 (which reports express an unqualified opinion and include an explanatory paragraph referring to the Company's change in its method of accounting for major maintenance turnarounds and post-employment benefits effective January 1,
1994) appearing in and incorporated by reference in the Annual Report on Form 10-K of Terra Industries Inc. for the year ended December 31, 1994, and to the use of our report dated February 1, 1995, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                               /s/ Deloitte & Touche LLP
                                          -------------------------------------
                                                  Deloitte & Touche LLP

Omaha, Nebraska
June 29, 1995